UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 1, 2011
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
e)	On February 1, 2011, the Compensation Committee of the Board of Directors (“Compensation Committee”) approved the following 2011 base salaries for our named executive officers: James J. Kim, Executive Chairman — $600,000; Kenneth T. Joyce, President and Chief Executive Officer — $725,000; Gil C. Tily, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary — $580,000; Joanne Solomon, Executive Vice President and Chief Financial Officer — $425,000; JooHo Kim, Executive Vice President, Worldwide Manufacturing Operations — $500,000; and James M. Fusaro, Executive Vice President, Assembly and Test Product Management — $520,000. The Compensation Committee also approved the 2011 bonus targets for Mr. James Kim, Mr. Joyce, Mr. Tily, Ms. Solomon, Mr. JooHo Kim and Mr. Fusaro under the 2007 Executive Incentive Bonus Plan (“Executive Bonus Plan”), a copy of which was previously filed with the Securities and Exchange Commission. The 2011 bonus targets are based on a percentage of base salary, and were approved as follows: Mr. James Kim — 135%; Mr. Joyce — 135%; Mr. Tily — 85%; Ms. Solomon — 85%; Mr. JooHo Kim — 75% and Mr. Fusaro — 75%.

On February 1, 2011, the Compensation Committee also approved the 2011 performance criteria for the payment of bonuses under the Executive Bonus Plan for our named executive officers. The performance criteria are based on: (i) market share performance, (ii) gross margin, (iii) return on invested capital and (iv) customer satisfaction. Actual bonuses payable under the Executive Bonus Plan for 2011, if any, will depend on the extent to which our actual performance meets, exceeds or falls short of the performance criteria.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011	Amkor Technology, Inc.
/s/ Joanne Solomon
Joanne Solomon
Executive Vice President and Chief Financial Officer